Exhibit 10.3
TERMINATION AGREEMENT
          This TERMINATION AGREEMENT dated as of July 4, 2011 (this “Agreement”) is by and among Southern Union Company, a Delaware corporation (the “Company”), Energy Transfer Equity, L.P., a Delaware limited partnership (the “Parent”), and George L. Lindemann (“Consultant”).
          Reference is made to that certain Non-Competition, Non-Solicitation and Confidentiality Agreement dated as of June 15, 2011 by and among the Company, the Parent and Consultant (the “Non-Compete Agreement”). Pursuant to Section 14(e) of the Non-Compete Agreement, the Company, the Parent and Consultant wish to amend and, at the same time, terminate the Non-Compete Agreement.
          Accordingly, the Company, the Parent and Consultant hereby agree as follows:
          SECTION 1. Termination. Effective as of the date hereof, the Non-Compete Agreement shall immediately terminate.
          SECTION 2. Release of Claims. Each party hereto does, for itself and for its successors and assigns, hereby agree to waive, release, relinquish and forever release the other parties hereto and their successors and assigns of and from all obligations, covenants, agreements, promises, claims, demands, liabilities and causes of action whatsoever set forth in or arising under the Non-Compete Agreement.
          SECTION 3. Amendment. This Agreement may not be amended or any provision hereof waived or modified except in writing signed by each of the parties hereto.
          SECTION 4. Successors and Assigns. This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns.
          SECTION 5. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.
          SECTION 6. Execution of Counterparts. This Agreement may be executed by the parties hereto in separate counterparts (or upon separate signature pages bound together into one or more counterparts), each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of an executed signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.
[signature page follows]

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

ENERGY TRANSFER EQUITY, L.P.
By:	/s/ John W. McReynolds
	Name:	John W. McReynolds
	Title:	President and Chief Financial Officer

SOUTHERN UNION COMPANY
By:	/s/ Eric Herschmann
	Name:	Eric Herschmann
	Title:	President and COO

George L. Lindemann
/s/ George L. Lindemann
[Signature page to the Termination Agreement (Non-Compete)]